UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2018

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 31, 2018, First BanCorp (the “Corporation”) entered into one-year employment agreements (each individually, the “Agreement,” and collectively, the “Agreements”) with each of Mr. Calixto García-Vélez, Executive Vice President and Florida Region Executive; Mrs. Nayda Rivera, Executive Vice President and Chief Risk Officer; and Mr. Cassan Pancham, Executive Vice President and Business Group Executive (each individually, the “Executive Officer,” and collectively, the “Executives”). Each of the Agreements has an automatic one-year extension unless the Corporation or the Executive Officer provides a written notice of non-extension at least ninety (90) days prior to the anniversary date of the Agreement. Pursuant to the respective Agreements, Mr. García-Vélez, Mrs. Rivera and Mr. Pancham are entitled to receive annually a base salary (the “Annual Base Salary”) of $550,000, $475,000 and $450,000, respectively, plus an annual bonus opportunity based upon achievement of predetermined business objectives in connection with the areas of endeavor assigned to each of the Executives. In addition, the Executives will be entitled to use a company-owned automobile, to participate in the Corporation’s stock-based award, retirement, incentive and any other benefit plans, and receive other benefits granted to employees of the Corporation.

Each of the Agreements includes termination and change in control provisions. If any of the Executives is terminated by the Board without cause during the employment period, the executive will be entitled to a severance payment equal to the total of twelve (12) months of the then current Annual Base Salary amount to which the Executive Officer would be entitled under the Agreement, plus the average of any cash bonuses or cash incentive compensation awarded for the last two calendar years ended immediately before the year in which the termination occurred. If Mr. García-Vélez or Mrs. Rivera is terminated by the Board without cause within a two-year period following a change in control of the Corporation, each Executive Officer, respectively, will be entitled to receive a severance lump sum payment equal to three (3) times the Annual Base Salary, plus three (3) times the average of any cash bonuses or cash incentive compensation awarded in each of the last two calendar years ended immediately before the year in which the termination without cause occurred. If Mr. Pancham is terminated by the Board without cause within a two-year period following a change in control of the Corporation, he will be entitled to receive a severance lump sum payment equal to two (2) times the Annual Base Salary, plus two (2) times the average of any cash bonuses or cash incentive compensation awarded in each of the last two calendar years ended immediately before the year in which the termination without cause occurred.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

June 1, 2018	By:	Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel